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                                                        EXHIBIT NO. EX-99.h.2.b



                        THE DFA INVESTMENT TRUST COMPANY


                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER SIX

         THIS ADDENDUM is made as of the     day of          , 2001, by and
                                         ----       ---------
between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC INC., formerly known as "Provident Financial Processing Corporation," a Delaware corporation, ("PFPC").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services to the Fund pursuant to an Administration and Accounting Services Agreement dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any series organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund; and

         WHEREAS, PFPC presently provides such services to the existing series of the Fund, and has agreed to provide such services to a new series of the Fund, designated as The Tax-Managed U.S. Marketwide Series, which is listed on Schedule B, attached hereto; and

         WHEREAS, PFPC presently provides such services to those series of the Fund designated as The LD U.S. Large Company Series and The HD U.S. Large Company Series, which series shall be renamed The LD U.S. Marketwide Series and The HD U.S. Marketwide Series, respectively, and which are listed on Schedule B, attached hereto; and

         WHEREAS, Paragraph 18 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those series set forth on "Schedule B, Series of The DFA Investment Trust Company, Amended and Restated August 1, 2001," which

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is attached hereto, shall be "Series" under the Agreement effective August 1,
2001 through September 8, 2001, and that those series set forth on "Schedule B, Series of The DFA Investment Trust Company, Amended and Restated September 8, 2001," which is attached hereto, shall be "Series" under the Agreement effective September 8, 2001.

         2. The fee schedules of PFPC applicable to the Series shall be as agreed to in writing, from time to time, by the Fund and PFPC.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.       The effective date of this Addendum shall be August 1, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                            THE DFA INVESTMENT TRUST COMPANY

                                            By:
                                                -----------------------------
                                                Catherine L. Newell
                                                Vice President and Secretary


                                            PFPC INC.

                                            By:
                                                -----------------------------
                                                Joseph Gramlich
                                                Senior Vice President

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                                                           AMENDED AND RESTATED
                                                                 AUGUST 1, 2001


                                   SCHEDULE B


                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY


                            THE U.S. MICRO CAP SERIES
                            THE U.S. SMALL CAP SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. SMALL CAP VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                         THE U.S. SMALL XM VALUE SERIES
                        THE JAPANESE SMALL COMPANY SERIES
                      THE PACIFIC RIM SMALL COMPANY SERIES
                     THE UNITED KINGDOM SMALL COMPANY SERIES
                           THE EMERGING MARKETS SERIES
                       THE DFA INTERNATIONAL VALUE SERIES
                      THE EMERGING MARKETS SMALL CAP SERIES
                      THE CONTINENTAL SMALL COMPANY SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                   THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                        THE LD U.S. LARGE COMPANY SERIES
                        THE HD U.S. LARGE COMPANY SERIES
                       THE LD U.S. MARKETWIDE VALUE SERIES
                       THE HD U.S. MARKETWIDE VALUE SERIES
                     THE TAX-MANAGED U.S. MARKETWIDE SERIES

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                                                           AMENDED AND RESTATED
                                                              SEPTEMBER 8, 2001

                                   SCHEDULE B


                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY


                            THE U.S. MICRO CAP SERIES
                            THE U.S. SMALL CAP SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. SMALL CAP VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                         THE U.S. SMALL XM VALUE SERIES
                        THE JAPANESE SMALL COMPANY SERIES
                      THE PACIFIC RIM SMALL COMPANY SERIES
                     THE UNITED KINGDOM SMALL COMPANY SERIES
                           THE EMERGING MARKETS SERIES
                       THE DFA INTERNATIONAL VALUE SERIES
                      THE EMERGING MARKETS SMALL CAP SERIES
                      THE CONTINENTAL SMALL COMPANY SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                   THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                          THE LD U.S. MARKETWIDE SERIES
                          THE HD U.S. MARKETWIDE SERIES
                       THE LD U.S. MARKETWIDE VALUE SERIES
                       THE HD U.S. MARKETWIDE VALUE SERIES
                     THE TAX-MANAGED U.S. MARKETWIDE SERIES

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